As filed with the Securities and Exchange Commission on March 16, 2000.
                                                   Registration No. 333-________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ________________________
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ________________________


                           WESTELL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


                 DELAWARE                                36-3154957
      (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                 Identification No.)


                             750 NORTH COMMONS DRIVE
                             AURORA, ILLINOIS 60504
                    (Address of Principal Executive Offices)


                           WESTELL TECHNOLOGIES, INC.
                            1995 STOCK INCENTIVE PLAN
                            (Full title of the plans)

                                   MARC ZIONTS
                             CHIEF EXECUTIVE OFFICER
                             750 NORTH COMMONS DRIVE
                             AURORA, ILLINOIS 60504
                     (Name and address of agent for service)

                                  630-898-2500
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                      Proposed Maximum    Proposed Maximum
                                                     Offering Price Per  Aggregate Offering
                                     Amount to be          Share(2)             Price(2)       Amount of Registration
     Title of Securities to be        Registered(1)                                                      Fee
            Registered
----------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value
$0.01 per share                        6,990,877           $32.44           $226,784,050             $59,871
----------------------------------------------------------------------------------------------------------------------

(1) In addition, this registration statement also covers an indeterminate number of additional shares which may be issued if the anti-dilution adjustment provisions of the plan becomes operative.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Class A Common
     Stock as quoted on the Nasdaq National Market on March 15, 2000.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

            We incorporate by reference the Registration Statement on Form S-8 that we filed with the SEC on December 1, 1995 (File No. 33-99914).

            We also incorporate by reference the following documents:

                  (1) Our Annual Report on Form 10-K for the fiscal year ended March 31, 1999, which we have filed with the SEC.

                  (2) Our Quarterly Reports on Form 10-Q for the quarter periods ended June 30, 1999 and September 30, 1999, and December 31, 1999, each of which we have filed with the SEC.

                  (3) Our Current Reports on Form 8-K, dated April 16, 1999, June 11, 1999, December 17, 1999 and February 3, 2000, each of which we have filed with the SEC.

                  (4) The description of our Class A Common Stock contained in our Registration Statement on Form 8-A, dated November 22, 1995, which we have filed with the SEC.

            Any documents which we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after today but before we file a post-effective amendment to this registration statement which states that all shares of our common stock offered have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement from the date of filing (we refer to such documents, and the documents listed above, as "Incorporated Documents").

            To the extent information contained in this registration statement or any Incorporated Document differs from information contained in an earlier-filed Incorporated Document, rely on the different information in this registration statement or the later-filed Incorporated Document.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Aurora, Illinois on March 15, 2000.

                                              WESTELL TECHNOLOGIES, INC.

                                              By:  /s/ Marc Zionts
                                                 -------------------------------
                                                       Marc Zionts,
                                                       Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert H. Gaynor, Marc Zionts and Melvin
J. Simon and each of them, his true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Westell Technologies, Inc.) to sign any and all amendments to this Registration Statement, and to file all of the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on March 15, 2000.

   /s/ Robert H. Gaynor                     Chairman of the Board of Directors
-------------------------------------
            Robert H. Gaynor

   /s/ Marc Zionts                          Chief Executive  Officer  (Principal
-------------------------------------       Executive  Officer) and  Director
            Marc Zionts

   /s/ Nicholas C. Hindman                  Interim  Chief  Financial  Officer
-------------------------------------       (Principal  Financial and
            Nicholas C. Hindman             Accounting Officer)

   /s/ Paul A. Dwyer                        Director
-------------------------------------
            Paul A. Dwyer

   /s/ Robert C. Penny III                  Director
-------------------------------------
            Robert C. Penny III

                                            Director
-------------------------------------
            John W. Seazholtz

   /s/ Melvin J. Simon                      Director
-------------------------------------
            Melvin J. Simon

   /s/ J. William Nelson                    Director
-------------------------------------
            J. William Nelson

   /s/ Thomas A. Reynolds, III              Director
--------------------------------------
            Thomas A. Reynolds, III

                                  EXHIBIT INDEX

     4.1           Amended and Restated Certificate of Incorporation, as amended
                   (incorporated herein by reference to Exhibit 3.1 to Westell
                   Technologies, Inc.'s Registration Statement on Form S-3, as
                   amended, Registration No. 333-79407)
     4.2           Amended and Restated By-laws (incorporated herein by
                   reference to Exhibit 4.2 to Westell Technologies, Inc.'s
                   Registration Statement on Form S-4, as amended, Registration
                   No. 333-95539)
     5             Opinion of McDermott, Will & Emery
     23.1          Consent of Arthur Andersen LLP
     23.2          Consent of McDermott, Will & Emery (included in Exhibit 5)
     24            Powers of Attorney (included in the signature page)